UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 25, 2018

Atlantic Coast Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Registrant’s telephone number, including area code:	(800) 342-2824

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective May 25, 2018, Atlantic Coast Financial Corporation (the “Company”) merged with and into Ameris Bancorp (“Ameris”), with Ameris continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger dated as of November 16, 2017 (the “Merger Agreement”) between the Company and Ameris (the “Merger”).

Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock was automatically converted into the right to receive $1.39 in cash and 0.17 shares of the common stock of Ameris (the “Merger Consideration”).

Immediately following the Merger, Atlantic Coast Bank, the Florida banking subsidiary that was wholly owned by the Company before the Merger, was merged with and into Ameris Bank, a Georgia banking corporation and wholly owned subsidiary of Ameris.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2018, in connection with the anticipated closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) that each share of the Company’s common stock would be cancelled and converted into the right to receive the Merger Consideration, and requested that trading of the Company’s common stock on Nasdaq be suspended after the close of trading on May 25, 2018. In addition, the Company requested that Nasdaq file with the Securities and Exchange Commission a Form 25 to delist the Company’s common stock from Nasdaq and to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ameris, as the surviving corporation in the Merger, intends to file a Form 15 to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased having any rights as stockholders of the Company, other than their right to receive the Merger Consideration.

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, on May 25, 2018, each of the Company’s directors and executive officers ceased serving in such capacities. Also on May 25, 2018, the respective employment agreements among Atlantic Coast Bank and each of John K. Stephens, Jr., Tracy L. Keegan and Phillip S. Buddenbohm were terminated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Articles of Incorporation, as amended, and the Bylaws, as amended and restated, of Ameris, as the surviving corporation of the Merger, became the Articles of Incorporation and Bylaws of the Company, respectively, in accordance with the terms of the Merger Agreement.

The information set forth in Item 2.01 is incorporated herein by reference. The Articles of Incorporation, as amended, and the Bylaws, as amended and restated, of Ameris are included herewith as Exhibits 3.1 through 3.6 and Exhibit 3.7, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of November 16, 2017 by and between Ameris Bancorp and Atlantic Coast Financial Corporation (incorporated by reference to Exhibit 2.1 to Atlantic Coast Financial Corporation’s Current Report on Form 8-K filed with the SEC on November 17, 2017).

3.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed with the SEC on August 14, 1987).

3.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 26, 1999).

3.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 31, 2003).

3.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on December 1, 2005).

3.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on November 21, 2008).

3.6	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on June 1, 2011).

3.7	Bylaws of Ameris Bancorp, as amended and restated effective January 16, 2018 (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP, as successor by merger to Atlantic Coast Financial Corporation

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: May 29, 2018